As filed with the Securities and Exchange Commission on February 28, 2005

Registration No. 333-114755

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRANSCOMMUNITY FINANCIAL CORPORATION

(Name of Small Business Issuer in Its Charter)

Virginia	6711	54-2032355
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

4235 Innslake Drive, Glen Allen, Virginia 23060 (804) 934-9999

(Address and Telephone Number of Principal Executive Office)

4235 Innslake Drive, Glen Allen, Virginia 23060

(Address of Principal Place of Business or Intended Principal Place of Business)

Copy to:
William C. Wiley Chairman of the Board and Chief Executive Officer TransCommunity Financial Corporation 4235 Innslake Drive Glen Allen, Virginia 23060 Telephone: (804) 934-9999	F. Claiborne Johnston, Jr., Esq. Troutman Sanders LLP 1111 East Main Street Bank of America Center Richmond, Virginia 23219 Telephone: (804) 697-1214 Telecopier: (804) 697-1339
(Name, Address and Telephone Number of Agent for Service)

Approximate date of commencement of the proposed sale of the securities to the public: Not applicable. This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the effective date hereof.

DEREGISTRATION OF UNSOLD SECURITIES

On April 23, 2004, TransCommunity Financial Corporation (“TransCommunity”) filed a registration statement on Form SB-2 (No. 333-114755) (the “Registration Statement”) with the Securities and Exchange Commission to register 1,000,000 shares of its common stock, $0.01 par value, for sale to the public in a non-underwritten offering. The Securities and Exchange Commission declared the Registration Statement effective on May 12, 2004. The Board of Directors of TransCommunity has determined to conclude TransCommunity’s public offering of shares of common stock. As of the date of this Post-Effective Amendment No. 1, TransCommunity had sold 222,528 shares offered pursuant to the Registration Statement. As of the same date, 777,472 shares of common stock remained unsold.

In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, TransCommunity hereby removes from registration all shares of its common stock registered pursuant to the Registration Statement that remain unsold as of the date of this post-effective amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has authorized this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned on February 25, 2005.

TRANSCOMMUNITY FINANCIAL CORPORATION

By:	/s/ William C. Wiley
William C. Wiley Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ William C. Wiley William C. Wiley	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	02/25/05

*/s/ Thomas M. Crowder Thomas M. Crowder	Chief Financial Officer and Director (Principal Accounting Officer and Principal Financial Officer)	02/25/05

*/s/ Dean P. Agee Dean P. Agee	Director	02/25/05

*/s/ Richard W. Mayhew Richard W. Mayhew	Director	02/25/05

*/s/ Julian C. Metts, Jr. Julian C. Metts, Jr.	Director	02/25/05

*/s/ James L. Minter James L. Minter	Director	02/25/05

*/s/ Lawrence B. Nuckols Lawrence B. Nuckols	Director	02/25/05

*/s/ Troy A. Peery, Jr. Troy A. Peery, Jr.	Director	02/25/05

*/s/ John W. Pretlow, Jr. John W. Pretlow, Jr.	Director	02/25/05

*/s/ John J. Purcell, Jr. John J. Purcell, Jr.	Director	02/25/05

*/s/ George W. Rimler George W. Rimler	Director	02/25/05

Stuart C. Siegel	Director

*/s/ John J. Sponski John J. Sponski	Director	02/25/05

*/s/ John C. Watkins John C. Watkins	Director	02/25/05

*/s/ Robin Traywick Williams Robin Traywick Williams	Director	02/25/05

/s/ William C. Wiley William C. Wiley Attorney-in-Fact*	Attorney-in-Fact	02/25/05